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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-64302) pertaining to the 2000 Employee Stock Option Plan, 2000 Employee Stock Purchase Plan, 1996 Stock Plan and 1992 Stock Option Plan of Monolithic System Technology, Inc., of our report dated January 17, 2003, with respect to the consolidated financial statements and schedule of Monolithic System Technology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

San Jose, California
March 24, 2003

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS